Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (S-8) pertaining to the Genesco Inc. 2020 Equity Incentive Plan of our reports dated April 1, 2020, with respect to the consolidated financial statements and schedule of Genesco Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Genesco Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2020, filed with the Securities and Exchange Commission.

Nashville, Tennessee

September 10, 2020